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                                                                    EXHIBIT j(1)

                               CONSENT OF COUNSEL

                              AIM INVESTMENT FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM Developing Markets Fund, AIM Global Biotech Fund, AIM Global Energy Fund, AIM Global Financial Services Fund, AIM Global Health Care Fund, AIM Infrastructure Fund, AIM Global Telecommunications and Technology Fund and AIM Strategic Income Fund which are included in Post-Effective Amendment No. 61 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-19338), and Amendment No. 62 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05426), on Form N-1A of AIM Investment Funds.




                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                    --------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
January 25, 2002